EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 2004 to this Registration Statement on Form SB-2/A and related prospectus of eLinear, Inc. for the registration of shares of its common stock.



/s/ Malone & Bailey, PLLC
Houston, Texas
September 7, 2004